UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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GreenHunter Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1048 Texan Trail
Grapevine, TX 76051
Notice of Annual Meeting of Stockholders
To our Stockholders:
     You are hereby notified that our 2011 Annual Meeting of Stockholders of GreenHunter Energy, Inc. (the “Company”) will be held at our corporate offices located at 1048 Texan Trail, Grapevine, Texas 76051, on Friday, November 18, 2011, at 10:30 A.M., Central Time (CST) for the following purposes:
(1)	To elect one (1) Director for a term of three (3) years or until his respective successor is duly qualified and elected;

(2)	To ratify certain restricted stock grants to independent board members and to an officer;

(3)	To ratify the appointment of Hein & Associates as the Company’s independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 2011; and

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
     The Board of Directors has fixed Monday, October 3, 2011, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only holders of record of GreenHunter Energy, Inc.’s (i) Common Stock, par value $.001 per share, (ii) 2007 Series A 8% Convertible Preferred Stock and (iii) 2008 Series B Convertible Preferred Stock at the close of business on the Record Date are entitled to vote on all matters coming before the meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be maintained in the Company’s offices at 1048 Texan Trail, Grapevine, Texas 76051 for ten days prior to the meeting.
     Your vote is important. The voting stock of the Company should be represented as fully as possible at the meeting. The enclosed proxy is solicited by the Board of Directors of the Company. Whether or not you plan to attend the meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided, which requires no postage if mailed within the United States. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting. If your shares are held in a street name by a broker or bank, you will need to obtain a written proxy from the broker, bank or other nominee holding your shares to be able to vote at the meeting.

By Order of the Board of Directors

Grapevine, Texas	Gary C. Evans
October 26, 2011	Chairman and Chief Executive Officer
WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held November 18, 2011. The proxy statement and annual report to stockholders are available at: www.greenhunterenergy.com and www.shareholdervote.info

GreenHunter Energy, Inc.
1048 Texan Trail
Grapevine, TX 76051

PROXY STATEMENT

     The proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Stockholders, which will be held on Friday, November 18, 2011, at 10:30 A.M., Central Time (CST), at our corporate offices located at 1048 Texan Trail, Grapevine, Texas 76051, or any adjournment thereof.
     We anticipate that this proxy statement, proxy card and our 2010 annual report to stockholders will be mailed on or before October 26, 2011.
RECORD DATE AND VOTING SECURITIES OUTSTANDING
     Our Board of Directors has fixed the record date for the annual meeting as of the close of business on, October 3, 2011. Holders of the Company’s Common Stock, at the close of business on the record date will be entitled to one vote per share on all proper business brought before the Meeting. At the close of business on October 3, 2011, the record date fixed for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding 25,435,874 shares of the Company’s Common Stock, $.001 par value (the “Common Stock”).
     In addition, the holders of the Company’s 2007 Series A 8% Convertible Preferred Stock and 2008 Series A Convertible Preferred Stock are entitled, on all matters submitted for a vote of the holders of shares of Common Stock, to a number of votes per share equal to the number of shares of Common Stock issuable upon conversion of one share of the 2007 Series A 8% Convertible Preferred Stock and 2008 Series B Convertible Preferred Stock on the date of such vote. As of October 3, 2011, there are currently 5,978 shares of 2007 Series A 8% Convertible Preferred Stock issued and outstanding, which are convertible into 1,195,600 shares of Common Stock and 9,802 shares of 2008 Series A Convertible Preferred Stock issued and outstanding, which are convertible into 1,306,933 shares of Common Stock.
VOTING OF SECURITIES
     A proxy card is included with this statement. In order to be valid and acted upon at the annual meeting, your proxy card must be received by the secretary of GreenHunter Energy, Inc. or by the transfer agent, Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas, 75034, before the time set for the holding of the meeting or any adjournment thereof.
     If you submit a proxy, you may revoke it any time prior to the meeting, or if you attend the meeting personally, you may revoke your proxy at that time and vote in person. In addition, you may revoke your proxy by any later dated proxy. A later dated written proxy may be deposited at either our registered office or our principal place of business, at any time up to the time of the meeting, or with the Chairman of the meeting on the day of the meeting. However, you should note that your mere presence at the meeting will not constitute a revocation of a previously submitted proxy. If your shares are held in a street name by a broker or bank, you will need to obtain a written proxy from the broker, bank or other nominee holding your shares to be able to vote at the meeting.
     The presence at the Meeting, in person or by proxy, of the holders of a majority of such outstanding shares will constitute a quorum. All matters brought before the Meeting will be decided by a majority of the shares represented in person or by proxy. Stockholders do not have cumulative voting rights in the election of directors. If you do not wish to vote for a particular nominee, you must clearly identify such nominee on your proxy card. We will include abstentions in the vote totals, which means that they have the same effect on each proposal as a negative vote. However, broker non-votes, if any, will not be included in the vote totals and therefore will not have any effect.
     The Board of Directors does not intend to bring any matter before the meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. However, if any other matters properly come before the meeting, then the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment in such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted “FOR” the nominees of the Board of Directors and “FOR” the remaining proposal(s). Our Board has designated Gary C. Evans and/or Morgan F. Johnston to serve as proxies.
PERSONS MAKING THE SOLICITATION
     We will bear all the costs incurred in the preparation and mailing of the proxy, proxy statement, notice of annual meeting and annual report. In addition to solicitation by mail, our directors, officers or employees may solicit proxies by personal interviews, telephone or other means of communication. If they do so, these individuals will not receive any special compensation for these services. We may also retain a proxy solicitor to assist us with the distribution and solicitation of proxies for the meeting at our expense.
PROPOSAL I.
ELECTION OF DIRECTORS
     The Bylaws of the Company divide the Board of Directors into three (3) classes of Directors serving staggered three-year terms, with one class to be elected at each Annual Meeting. The Board of Directors has currently set the number of board members at four. There are two members in the Class I director group, one member in the Class II director group and one member in the Class III director group.
     At this year’s meeting one (1) Director from the Class II director group are to be elected for a term of three (3) years, to hold office until the expiration of his term in 2014 or until a successor shall have been qualified and elected. The terms of the remaining Directors will continue as indicated below.
     The shares represented by proxies, returned duly executed, will be voted, unless otherwise specified, in favor of the (1) nominee for the Board of Directors named below. The nominee is now serving as a Director.
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE (1) NOMINEE AS DIRECTOR OF THE COMPANY.
     The names, ages, offices held, period of time served as a director and the principal occupation of each person nominated for election as a director are as follows:

Class	Name	Age	Offices Held	Director Since
I	Jonathan D. Hoopes	44	Director, President and COO	October 2009
I	Ronald H. Walker(1)(2)(3)	74	Director	November 2007
II	Ronald D. Ormand (1)(2) (3)	53	Director	June 2009
III	Gary C. Evans	54	Chairman and CEO	December 2006

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating/Corporate Governance Committee

Directors
Class II Director
Ronald D. Ormand
     Mr. Ormand has been a Director of the Company since June 5, 2009. Mr. Ormand has over twenty five years of investment and commercial banking experience in the energy industry. Currently, Mr. Ormand serves as Executive Vice President and Chief Financial Officer for Magnum Hunter Resources Corporation (NYSE Amex: MHR) and previously served as President of Perugia Advisors, Inc, a financial advisory and private investment firm focused on the energy industry. Mr. Ormand served as President, Chief Financial Officer and member of the Board of Directors of Tremisis Energy Acquisition II, Corp., (“Tremisis II”) a special purpose acquisition company focused on energy and environmental projects until the sale of a majority interest in Tremisis II to a Korean Investment group in March 2009. Mr. Ormand remains as a member of the Board of Directors of Tremisis II.
     From 2005 to 2007, he served as Managing Director and Head of the North American Oil and Gas Investment Banking group at West LB AG. From 1988 until December 2004, Mr. Ormand was with CIBC World Markets and Oppenheimer & Co., and served as Managing Director and Head of CIBC World Markets’ U.S. Oil and Gas Investment Banking Group. Mr. Ormand received his B.A. in Economics in 1980 and his M.B.A. in Finance and Accounting in 1982 from the University of California Los Angeles, and studied Economics at Cambridge University, England in 1979.
     Our Board of Directors recommends that stockholders vote FOR the foregoing director. Unless otherwise directed by a proxy marked to the contrary, it is the intention of management to vote proxies FOR the election of the foregoing nominee as a director.
Class I Directors
Jonathan D. Hoopes — Director, President and COO
     Mr. Hoopes has served as a Director, President and Chief Operating Officer of the Company since October 1, 2009. Mr. Hoopes is a fifteen-year veteran of Wall Street who has spent most of his professional career in the investment banking and financial services industry with a focus on the traditional and renewable energy sectors as well as the information technology sector. He has served in various capital markets, investment banking, and equity research roles at Goldman Sachs, Deutsche Bank, and UBS in London, Hong Kong and New York. Most recently, Mr. Hoopes served as Managing Director at Think Equity, LLC where he led two teams of research analysts in the alternative energy and technology sectors. Mr. Hoopes has also provided cross-border strategic advisory services to clients in the energy technology and renewable energy sectors. He holds an MBA in International Finance from the Wharton School and an MA in East Asian Studies from the University of Pennsylvania.
Ronald H. Walker — Director
     Ronald H. Walker has been a director of the company since November 1, 2007. Mr. Walker currently serves as the President of the Richard Nixon Foundation. Prior to his retirement in 2001, Mr. Walker was a senior partner with Korn/Ferry International, the world’s largest executive search firm, for over 20 years. At Korn/Ferry, Mr. Walker’s client base included the Fortune 100 companies. Mr. Walker’s extensive record of government services includes Special Assistant to the President of the United States from 1969 to 1972 where he was the founder and first director of the White House Advance Office. In this position, he was responsible for planning and coordinating all Presidential travel both domestic and international. Those visits included all 50 states and 25 countries. He personally directed the preparations for the President’s historic trips to the People’s Republic of China and Russia.
     President Nixon appointed Mr. Walker the 8th Director of the National Park Service in December 1972 where he served until 1975. In this position, he was charged with the preservation and care of the country’s 300 National Park System areas encompassing 300 million acres of land. He administered a budget of $350 million and managed 15,000 employees who served the 230 million people that visit America’s parklands annually.

     Mr. Walker previously served as a consultant to the White House Personnel Office. He has also served as a senior advisor to four Presidents and on Special Diplomatic assignments abroad. In addition, he has served as a senior advisor to nine Republican Conventions, highlighted by his Chairmanship and position of CEO of the 1984 Republican National Convention held in Dallas, Texas. At the request of President Ronald Reagan, he also chaired the 50th Presidential Inauguration.
     Mr. Walker has served on numerous Boards, both public and private, including being a public sector member of the United States Olympic Committee (USOC), the National Collegiate Athletic Association (NCAA), Kennedy Center, Vice Chair of the President’s Council on Physical Fitness and Sports, past chairman of the Freedom’s Foundation at Valley Forge, the National Park Foundation, Grand Teton National Park Foundation, Ford’s Theatre, and Vice Chairman of the Bicentennial of the U.S. Constitution.
     Mr. Walker is a distinguished graduate from the University of Arizona with a BA in Government and American History. He also served in the US Army reaching the rank of captain.
Class III Director
Gary C. Evans — Chairman and Chief Executive Officer
     Gary C. Evans is the Chairman and Chief Executive Officer and founder of GreenHunter Energy. Mr. Evans served as the Company’s President from inception until October 1, 2009. Mr. Evans has been Chairman and Chief Executive Officer of Magnum Hunter Resources Corporation (NYSE Amex: MHR) since May 2009.
     During twenty years ending in April 2005, Mr. Evans served as Chairman, President and Chief Executive Officer of Magnum Hunter Resources, Inc. (a New York Stock Exchange listed company) and Chairman and Chief Executive Officer of all of the Magnum Hunter subsidiaries since their formation or acquisition dating back to 1985. Mr. Evans founded the predecessor company, Hunter Resources, Inc., that was merged into and formed Magnum Hunter Resources, Inc. until its merger with Cimarex Energy, Inc. (NYSE: XEC) during June 2005 in a $2.2 billion transaction. Magnum Hunter Resources, Inc. was in the business of exploration and production of crude oil and natural gas. From 1978 to 1985, Mr. Evans was employed in the banking profession and was associated with the Mercantile Bank of Canada, where he held various positions including Vice President and Manager of the Energy Division of the Southwestern United States, and BancTexas, N.A. f/k/a/ National Bank of Commerce.
     Mr. Evans currently serves as a Director of Novavax, Inc., a NASDAQ listed pharmaceutical company. Mr. Evans serves as an Individual Trustee of TEL Offshore Trust, a publicly listed oil and gas trust. Mr. Evans also serves on the Board of Advisors of the Maguire Energy Institute at Southern Methodist University. Mr. Evans was recognized by Ernst and Young as the Southwest Area 2004 Entrepreneur of the Year for the Energy Sector and was subsequently inducted into the World Hall of Fame for Ernst & Young Entrepreneurs.
PROPOSAL II.
RATIFICATION OF RESTRICTED STOCK GRANTS TO INDEPENDENT DIRECTORS and EXECUTIVE OFFICER
     During 2009, the Board of Directors made a determination to defer any future cash payments for acting as a board member until such time as the Company’s achieved successful operations. On March 31, 2010, because of the continued hard work and dedication of the independent board members in assisting the Company in overcoming its struggles during a difficult economic environment, the Board approved all independent board members to receive a restricted stock grant in lieu of receiving their annual cash retainer amounts for fiscal years 2009 and 2010. The independent members of the Board are entitled to receive an annual cash retainer of $50,000 per year, or $12,500 per quarter. The number of shares to be received for all amounts earned for 2009 and the first quarter of 2010 was calculated on the Company’s closing common stock price as of March 31, 2010 and for each successive quarter in 2010, the number of shares to be granted was based on the closing stock price of the Company as of the last day of each respective quarter.
     The Board believed that the overall objective for our restricted stock grants was to provide an equitable and competitive means to compensate our outside directors for their contribution to our long-range success while aligning the interests of our directors with the interests of our stockholders, by linking the long-term value of the compensation to stockholder returns.
     Our two independent Directors Ronald D. Ormand and Ronald H. walker shall receive the following amount of restricted common shares in lieu of receiving their cash retainer fees for 2009 and 2010. Ronald D. Ormand (elected June 5, 2009) — 71,820 shares and Ronald H. Walker — 88,111 shares.
     In addition, Jonathan D. Hoopes, the Company’s President and COO, entered into an employment agreement with the Company. As part of his inducement to work for the Company, the Company granted Mr. Hoopes 100,000 shares of restricted common stock of the Company to vest on certain conditions. Mr. Hoopes vesting schedule is as follows:

25,000 shares	One year anniversary of employment start date
25,000 shares	Completion of permanent financing on Mesquite Lake Biomass Project
25,000 shares	Two year anniversary of employment start date.
25,000 shares	Company reports positive EBITDA for two (2) consecutive quarters
     Mr. Hoopes and each director understands that: (i) the shares of common stock have not been registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) sold, assigned or transferred pursuant to an exemption from such registration, provided that upon the request of the Company, the officer delivers to the Company an opinion of counsel, in a form reasonably acceptable to the Company, confirming the availability of such exemption, or (C) the officer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
     The restricted stock grant to independent board members and Jonathan D. Hoopes by the Board of Directors requires the affirmative vote of a majority of the votes cast at the annual meeting.
     Our Board of Directors recommends that you vote “FOR” the ratification of the restricted stock grants to independent directors and Mr. Hoopes. Proxies will be so voted unless stockholders specify otherwise in their proxies.
PROPOSAL III.
INDEPENDENT PUBLIC ACCOUNTANTS
     It is the recommendation of our Audit Committee to appoint the firm of Hein & Associates as independent auditors of the Company for its fiscal year ended December 31, 2011, and is submitting such selection to the Company’s stockholders for their ratification. The Board recommends that such appointment be approved by the stockholders. The affirmative vote of a majority of the shares of Common Stock present or represented at the meeting is necessary to ratify the appointment of Hein & Associates. A representative of Hein & Associates is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. If the foregoing proposal is not approved, or if Hein & Associates declines to act or otherwise becomes incapable of performing, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to fiscal year 2011 will be subject to approval by the stockholders at the 2012 Annual Meeting.

	For the Year Ended December 31,
	2010	2009	2008
Audit (a)	$163,169	$121,190	$177,382
Tax preparation fees	9,250	—	26,133
All other fees (b)	—	4,000	11,976

TOTAL	$172,419	$125,190	$215,491

(a)	Includes fees paid to Hein & Associates for our annual audit and quarterly reviews and services in connection with our filing of registration statements.

(b)	Includes fees paid to Hein & Associates for the agreed upon procedures related to an EPA report for BioFuels.
     Based on the recommendation of our Audit Committee, our Board of Directors recommends that stockholders vote FOR the appointment of Hein & Associates LLP as auditor. Unless otherwise directed by a proxy marked to the contrary, it is the intention of management to vote proxies FOR the appointment of Hein & Associates LLP as auditor.
Corporate Governance
     The business, property and affairs of the Company are managed by the Chief Executive Officer under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for overall performance and direction of the Company, but is not involved in the day-to-day operations. Members of the Board keep informed of the company’s business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with the Chief Executive Officer and other officers.
     The Board has adopted corporate governance guidelines that addresses significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities. Among the areas addressed by the guidelines are director qualifications and responsibilities, Board committee responsibilities, selection and election of directors, director compensation and tenure, director orientation and continuing education, access to management and independent advisors, succession planning and management development, board meetings and board and committee performance evaluations. The Board’s Nominating/Corporate Governance committee is responsible for assessing and periodically reviewing the adequacy of these guidelines.
     The guidelines provide that at least a majority of the members of the Board must be independent as required by NYSE Amex corporate governance listing standards. The Board has affirmatively determined that all directors, with the exception of Mr. Gary C. Evans, Chairman and CEO, and Mr. Jonathan D. Hoopes, President and COO, qualify as independent directors under these standards based on its review of all relevant facts and circumstances.
     The company also has an audit committee established in accordance with the requirements of the NYSE Amex and the Securities Exchange Act of 1934, as amended. As the Company qualifies as a smaller reporting company, the audit committee is currently comprised of two independent directors: Mr. Ronald D. Ormand, Chairman, and Mr. Ronald H. Walker. The Board of Directors has also determined that Mr. Ormand qualifies as an audit committee financial expert as defined in item 401(h) of Regulation S-K. No member of the Audit Committee serves on the audit committees of more than two other public companies.

Code of Conduct and Ethics
     We have a code of conduct and ethics that applies to its officers, employees and directors. This code assists employees in resolving ethical issues that may arise in complying with our policies. Our senior financial officers are also subject to the code of ethics for senior financial officers. The purpose of these codes is to promote, among other things:
•	ethical handling of actual or apparent conflicts of interest;

•	full fair and accurate and timely disclosure in filings with the Securities and Exchange Commission and other public disclosures;

•	compliance with the law and other regulations;

•	protection of the Company’s assets;

•	insider trading policies; and

•	prompt internal reporting of violations of the codes.
     Both of these codes are available on our website at www.greenhunterenergy.com. We will provide these codes free of charge to stockholders who request them. Any waiver of these codes with respect to officers and directors of the company may be made only by the Board of Directors and will be disclosed to stockholders on our website, along with any amendments to these codes.
Communication with the Board
     The Board has approved the process that stockholders or other interested parties may use in contacting the members of the Board. All parties wishing to communicate with the Board should address letters to:
GreenHunter Energy, Inc.
Attention: Corporate Secretary
1048 Texan Trail
Grapevine, Texas 76051
     In addition, interested parties may e-mail the corporate secretary at: mjohnston@greenhunterenergy.com. All such communications will be forwarded by the Secretary directly to the Board.
Identification of Director Candidates
     Our Nominating/Corporate Governance Committee is responsible for identifying and reviewing director candidates to determine whether they qualify for and should be considered for membership on the Board. The Committee seeks candidates from diverse business and professional backgrounds with outstanding integrity, achievements, judgment and other skills and experience that will enhance the Board’s ability to serve the long-term interests of stockholders. Members of the Board will be asked to submit recommendations when there is an opening or anticipated opening for a director position. The Nominating/Corporate Governance Committee may also use outside sources or third parties to find potential Board member candidates, and similarly may use the services of outside sources or a third party to identify, evaluate or assist in identifying or evaluating nominees brought to their attention.
     The Nominating/Corporate Governance Committee will also consider director candidates recommended by the stockholders. For the 2012 annual meeting of stockholders, any such recommendation should be submitted in writing on or before April 30, 2012, to permit adequate time for review by the Committee. The recommendation should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications, the candidate’s consent to being considered as a nominee, and a way to contact the candidate to verify his or her interest and to gather further information, if necessary. In addition, the stockholder should submit information demonstrating the number of shares he or she owns. Stockholders may send recommendations for director candidates to the address listed above under “Communication with the Board.” Stockholders who wish to nominate an individual to the Board must follow the advance notice and other requirements of the Company’s Bylaws.

BOARD MEETINGS, ATTENDANCE AND COMMITTEES
     The Board met four times during the year ended December 31, 2010, including telephone meetings. All directors attended at least 75% of the meetings held. The Board took all other actions by unanimous written consent during 2010. In addition, all directors attended at least 75% of all meetings of each of the committees on which they served. Mr. Evans, Chairman of the Board, acts as chairman of each Board meeting.
     The Company’s non-management directors, which are all of the Board members other than Mr. Evans and Mr. Hoopes, meet at regularly scheduled executive sessions without management. The non-management directors at each meeting determine by vote who shall serve as the presiding director at those executive sessions. Persons wishing to communicate with the non-management directors may do so by writing to them at the corporate headquarters in care of the Secretary, marked Privileged and Confidential.
     The Company encourages the directors to attend, but does not have a policy that all of the directors must be present at the annual meeting of stockholders. The Board has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee.
Audit Committee Report
     The following is the report of the Audit Committee for the year ended December 31, 2010.
     Management is responsible for the Company’s financial reporting process and systems of internal control. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The primary purpose of the Audit Committee is to monitor and oversee these processes, the independence and performance of the Company’s independent auditors and the Company’s internal audit function. It assists the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including oversight of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements and the Company’s legal compliance and ethics programs as established by management and the Board. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose if deemed necessary. The specific responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Audit Committee on February 13, 2008 and which can be found on our website, www.greenhunterenergy.com under the “Corporate Governance” link.
     The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by calling the Company’s confidential employee hotline number disclosed on the Company’s website: www.greenhunterenergy.com.
     The Audit Committee met 4 times in 2010 and 2011 concerning activities related to fiscal 2010 matters. The following is a report on the Audit Committee’s activities relating to the fiscal year 2010 activities:
     The Audit Committee:
i.	Reviewed and discussed with the Company’s management, the Company’s audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission (the “Commission”);

ii.	Discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61
(“ SAS 61”), as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements; and

iii.	Received written disclosures and a letter from the independent auditors required by the Independence Standards Board No. 1 (“ISB Standard No. 1”) (which relates to the auditor’s independence from the Company and its affiliates) and discussed with Hein & Associates LLP, the auditor’s independence from the Company. These discussions included a review of all audit and non-audit services provided by the independent auditors to the Company.
     Based on the review and discussion referred to above, the Audit Committee made a recommendation to the Board of Directors that the Company’s audited financial statements be approved and included in the Company’s annual report on Form 10-K for year ended December 31, 2010 filed with the Commission.

Audit Committee: Ronald D. Ormand Ronald H. Walker
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee of the Board of Directors is comprised of two independent, non-employee Directors. The two members of the Committee are Ronald D. Ormand, Chairman, and Ronald H. Walker, and both are independent under the NYSE AMEX corporate governance listing standards. The Committee’s responsibilities include the following: (i) general corporate oversight, including oversight of the evaluation of the performance of the Board; (ii) identify and interview individuals qualified to become Board members and recommend such individuals to the Board for selection as director nominees for the next annual meeting of stockholders and/or to fill any existing vacancies as they may occur from time to time among the directors; (iii) develop and recommend to the Board a set of corporate governance principles and guidelines applicable to the Company; (iv) develop and recommend to the Board a code of business conduct and ethics applicable to the Company; and (v) develop and recommend to the Board a code of ethics for senior financial officers applicable to the Company’s principal executive officer, principal financial officer, and principal accounting officer or persons performing similar functions. The Committee met one time in 2010.
     The specific responsibilities of the Nominating/Corporate Governance Committee are identified in the Committee’s charter, which is available on the Company’s website at www.greenhunterenergy.com under the “Corporate Governance” link.
Compensation Committee
     The Compensation Committee of the Board of Directors is responsible for recommending the types and levels of compensation for executive officers of the Company. The Committee is comprised of two independent, non-employee Directors. Following thorough review and approval by the Committee, decisions relating to executive compensation are reported to and approved by the full Board of Directors. The Compensation Committee, currently composed of Ronald H. Walker, Chairman and Ronald D. Ormand, makes recommendations to the Board of Directors regarding compensation for the Company’s executive officers and administers the Company’s Stock Option Plan. The Compensation Committee met one time in 2010 regarding compensation matters for the Company related to fiscal year 2010.

     The following table sets forth all compensation for the fiscal years ended 2010 and 2009 awarded to, earned by or paid to executive officers of the Company.
Summary Compensation Table.

Name and Principal								All Other
Position	Year	Salary ($)	Deferred Comp ($)	Stock Awards ($)		Option Awards ($)		Comp ($)	Total ($)
Gary C. Evans —	2010	145,361	54,638	—		—		9,000	209,000
Chairman and CEO*	2009	200,000	—	—		125,028	**	12,000	337,028
Jonathan D. Hoopes —	2010	173,076	76,923	—		—		—	250,000
President and COO	2009	59,615	—	38,309	***	25,872	**	50,000	173,796
David S. Krueger —	2010	138,462	64,307	—		—		6,230	209,000
VP and CFO	2009	200,000	—	—		37,508	**	9,000	246,508
Morgan F. Johnston —	2010	138,462	64,307	—		—		6,230	209,000
Sr. VP, General Counsel and Secretary	2009	200,000	—	—		37,508	**	9,000	246,508

*	Mr. Evans acted as the Company’s President and CEO during the first nine months of 2009. On October 1, 2009, Mr. Jonathan D. Hoopes was hired as the Company’s President and COO. Mr. Hoopes received $50,000 as a relocation expense.

**	Mr. Evans received a stock option grant for 1,000,000 shares, vesting over a three year period at an exercise price of $1.96 on August 26, 2009. Mr. Hoopes received a stock option grant for 500,000 shares, vesting both over time and achieving specific performance goals at an exercise price of $1.41 on December 11, 2009. Mr. Krueger received a stock option grant for 300,000 shares, vesting over a three year period at an exercise price of $1.96 on August 26, 2009. Mr. Johnston received a stock option grant for 300,000 shares, vesting over a three year period at an exercise price of $1.96 on August 26, 2009.

***	Mr. Hoopes received a restricted stock grant for 100,000 shares, vesting both over time and achieving specific performance goals on October 1, 2009.

Outstanding Equity Awards at Fiscal Year-End
The following non-incentive stock options were outstanding to the below named executives at December 31, 2010:

	Number of Securities	Number of Securities
	underlying unexercised	underlying unexercised	Exercise
Name	options exercisable	options unexercisable	Price ($/sh)		Expiration Date
Gary C. Evans, CEO	333,333	666,667	1.96		August 26, 2019
	352,000	—	18.91		February 13, 2018
Jonathan D. Hoopes, President and COO	100,000	400,000	1.41		December 11, 2019
David S. Krueger , Vice President	100,000	200,000	1.96		August 26, 2019
and CFO	110,000	—	18.91		February 13, 2018
	550,000	—	5.00	*	May 5, 2017
Morgan F. Johnston, Sr. Vice	100,000	200,000	1.96		August 26, 2019
President, General Counsel and	110,000	—	18.91		February 13, 2018
Secretary	500,000	—	5.00	*	May 5, 2017

*	There was no public market for our common shares on the date of grant of the option. Accordingly, the amounts set out in this column are based upon the fair market value per common share as estimated by us as at the date of grant of the option, which was $5.00.
Director Compensation
     The following compensation was paid to our independent members of the board of directors for the year ended December 31, 2010:

	Fees Earned or Paid
	in Cash	Stock Awards	Option Awards	Total
Name	($)	($)	($)	($)
Ronald D. Ormand*	—	50,000	—	50,000
Ronald H. Walker*	—	50,000	—	50,000

*	The Board of Directors has deferred any cash compensation payments for acting as a Board member until the Company’s performance has improved. However, Board members are receiving restricted stock payments in lieu of their annual retainer payment.
     For fiscal 2011, our directors (other than members of our management) will be entitled to receive an annual retainer of $50,000, payable quarterly, plus $1,000 per meeting of our board of directors, $500 per meeting of a committee of the board attended or $250 if such board member attends a board or committee meeting by telephone. These directors will also be reimbursed for all out-of-pocket expenses incurred in their capacities as members of the board. We will also grant new independent directors 100,000 stock options at an exercise price equal to the then market value vesting over a three year period. We currently maintain directors and officers liability insurance coverage with an aggregate policy limit of $5,000,000.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
     The following table sets forth information regarding beneficial ownership of GreenHunter’s common stock as of October 1, 2011 held by (i) each of GreenHunter’s directors and named executive officers; (ii) all directors and named executive officers as a group; and (iii) any person (or group) who is known to GreenHunter to be the beneficial owner of more than 5% of any class of its common stock.
     Unless otherwise specified, the address of each of the persons set forth is in care of GreenHunter Energy, Inc., 1048 Texan Trail, Grapevine, Texas 76051.

		Amount and Nature of
Title of Class	Name of Beneficial Owner	Beneficial Ownership(1)		Percent of Class(9)

Common Stock	Gary C. Evans	15,857,709	(2)	58.0
Common Stock	Ronald D. Ormand	33,333	(3)	*
Common Stock	Ronald H. Walker	133,333	(4)	*
Common Stock	Jonathan D. Hoopes	100,150	(5)	*
Common Stock	Morgan F. Johnston	713,994	(6)	2.7
Common Stock	David S. Krueger	764,427	(7)	2.8
Common Stock	Investment Hunter, LLC	14,160,000		56.0
Common Stock	West Coast Opportunity Fund, LLC	2,543,587	(8)	9.9
	All officers and directors as a group
Common Stock	(6 persons named above)	17,602,946		61.0

*	Less than 1%.

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to the shares of GreenHunter’s common stock.

(2)	Includes 14,160,000 shares held directly by Investment Hunter, LLC, 250,000 common stock purchase warrants at an exercise price of $1.50, 250,000 common stock purchase warrants at an exercise price of $2.50, 352,000 common stock purchase options at an exercise price of $18.91 per share and 333,333 common stock purchase options at an exercise price of $1.96. Also includes 1,800 shares held by Mr. Evans as custodian for his children. Gary C. Evans is the manager of Investment Hunter, LLC and his children are the beneficial owners.

(3)	Consists of 33,333 common stock purchase options at an exercise price of $0.97 per share.

(4)	Consists of 100,000 common stock purchase options at an exercise price of $10.00 per share and 33,333 common stock purchase options at an exercise price of $1.96 per share.

(5)	Includes 100,000 common stock purchase options at an exercise price of $1.41 per share.

(6)	Includes 500,000 common stock purchase options at an exercise price of $5.00 per share, 110,000 common stock purchase options at an exercise price of $18.91 per share, 100,000 common stock purchase options at an exercise price of $1.96 per share.

(7)	Includes 550,000 common stock purchase options at an exercise price of $5.00 per share, 110,000 common stock purchase options at an exercise price of $18.91 per share, 100,000 common stock purchase options at an exercise price of $1.96 per share.

(8)	Consists of 5,978 shares of Series A Preferred Stock convertible into 1,195,600 shares of common stock and 9,802 shares of Series B Preferred Stock convertible into 1,306,933 shares of common stock and 3,423,500 shares of common stock exercisable pursuant to common stock purchase warrants. By agreement, West Coast Opportunity Fund, LLC cannot convert or exercise any securities that cause it to own 10% or more of the common stock of the Company. Paul J. Orfalea, Lance W. Helfert and R. Atticus Lowe have shared voting and investment control over the securities held by West Coast Opportunity Fund, LLC. The address for West Coast Opportunity Fund, LLC is 2151 Alessandro Drive, Suite 1000, Ventura, California 93001.

(9)	A total of 25,435,874shares of GreenHunter Energy’s Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner below, any options exercisable or securities convertible into common within 60 days have been included in the denominator.

MANAGEMENT

Name	Age	Offices Held
Morgan F. Johnston	50	Senior Vice President, General Counsel and Secretary
David S. Krueger	61	Vice President and Chief Financial Officer
Morgan F. Johnston — Senior Vice President, General Counsel, and Secretary
     Morgan F. Johnston has served as Senior Vice President, General Counsel and Secretary of the Company since March 1, 2007. From June 2005 until March 1, 2007, Mr. Johnston was a sole practitioner representing clients in corporate and securities law. He previously served as the Senior Vice President, General Counsel and Secretary of Magnum Hunter Resources, Inc. (MHR), a NYSE listed company, from January 1, 2003 to June of 2005. He served as MHR’s Vice President and General Counsel since April 1997 and also served as MHR’s Secretary since May 1996. Magnum Hunter Resources, Inc. was in the business of exploration and production of crude oil and natural gas.
     Mr. Johnston was in private practice as a sole practitioner from May 1996 to April 1997, specializing in corporate and securities law. From February 1994 to May 1996, Mr. Johnston served as General Counsel for Millennia, Inc. and Digital Communications Technology Corporation, two AMEX listed companies. He also previously served as securities counsel for Motel 6 L.P., an NYSE listed company. Mr. Johnston graduated cum laude from Texas Tech Law School in May 1986 and was also a member of the Texas Tech Law Review. He is licensed to practice law in the State of Texas.
David S. Krueger — Vice President and Chief Financial Officer
     David S. Krueger has served as Vice President and Chief Financial Officer of GreenHunter since May 2006. From June 2005 to May 2006, Mr. Krueger was Vice President and Chief Financial Officer for Sulphur River Exploration, Inc. in Dallas, Texas. Sulphur River Exploration, Inc. is an independent oil and gas exploration, production, and operating company.
     Mr. Krueger served as Vice President and Chief Accounting Officer of Magnum Hunter Resources, Inc. from January 1997 to June 2005. Magnum Hunter Resources, Inc. was in the business of exploration and production of crude oil and natural gas. Mr. Krueger acted as Vice President-Finance of Cimarron Gas Holding Co., a gas processing and natural gas liquids marketing company in Tulsa, Oklahoma, from April 1992 until January 1997. Mr. Krueger served as Vice President/Controller of American Central Gas Companies, Inc., a gas gathering, processing and marketing company from May 1988 until April 1992. From 1974 to 1986, Mr. Krueger served in various managerial capacities for Southland Energy Corporation. Mr. Krueger, a certified public accountant, graduated from the University of Arkansas with a B.S. degree in Business Administration and earned his M.B.A. from the University of Tulsa.
Certain Relationships and Related Transactions, and Director Independence
     On September 30, 2010, and December 30, 2010, the Chairman and Chief Executive Officer loaned the Company $600 thousand and $260 thousand, respectively, in exchange for the promissory notes due October 31, 2010 and January 1, 2011, respectively, both of which have been extended to April 30, 2011.
     Our loan from Investment Hunter, LLC described above was unanimously approved by our Board of Directors, with Mr. Evans abstaining.
     During 2010, GreenHunter rented an airplane for business use at various times from Pilatus Hunter, LLC, an entity 100% owned by Mr. Evans. Airplane rental expenses totaled $12 thousand for the 2010 year and $158 thousand for the 2009 year.

     The Company currently does not have a written, stand-alone policy for evaluating related party transactions. The Board’s review procedures include evaluating the following:
•	the nature of the relationships among the parties;

•	the materiality of the transaction to the company;

•	the related person’s interest in the transaction; and

•	the benefit of the transaction to the related person and to the company.
     Additionally, in cases of transactions in which a director or executive officer may have an interest, the Board also will evaluate the effect of the transaction on such individual’s willingness or ability to properly perform his or her duties at the Company.
STOCKHOLDER’S PROPOSALS AND OTHER MATTERS
     The Company’s management is not aware of any matters other than those set forth in this Proxy Statement which will be presented for action at the meeting. If any other matters should properly come before the meeting, the persons authorized under management’s proxies shall vote and act with respect thereto according to their best judgment.
     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in the year 2011 must be received by the Company by April 30, 2011, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. The Company will bear the cost of the solicitation of the Board of Directors’ proxies for the meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitations may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company. No additional compensation will be paid to such individuals.

REVOCABLE PROXY
GREENHUNTER ENERGY, INC.
1048 Texan Trail, Grapevine, TX 76051
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints Gary C. Evans and Morgan F. Johnston, or either of them, with full power of substitution, proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of GreenHunter Energy, Inc., (the “Company”) to be held on Friday, November 18, 2011, at our corporate office located at 1048 Texan Trail, Grapevine, TX 76051 at 10:30 a.m., Central Daylight Time, and any and all adjournments or postponements thereof, with respect to the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which come before the meeting.
(1)	To elect one (1) Director for a term of three (3) years or until his respective successor is duly qualified and elected;

[ ] FOR [ ] AGAINST
Nominee:

Class II: Ronald D. Ormand
(2)	To ratify certain restricted stock grants to independent board members and to an officer;

[ ] FOR [ ] AGAINST [ ] ABSTAIN

(3)	To ratify the appointment of Hein & Associates as the Company’s independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 2011; and

[ ] FOR [ ] AGAINST [ ] ABSTAIN

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

[ ] FOR [ ] AGAINST [ ] ABSTAIN
Your Board of Directors unanimously recommends a vote FOR the proposals set forth above
(Continued and to be signed on the reverse side)

(Continued from other side)
This Proxy will be voted at the Special Meeting or any adjournment or postponement thereof as specified. If no specifications are made, this Proxy will be voted FOR the proposals as set forth above. This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

Date:___________________________, 2011

(Signature)

(Please print your name)

     (Please sign name as fully and exactly as it appears opposite. When signing in a fiduciary or representative capacity, please give full title as such. When more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by an authorized person.)
PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY
AT THE ADDRESS STATED ON THE RETURN ENVELOPE.